    As filed with the Securities and Exchange Commission on July 28, 2000
                                                      Registration No. 333-_____
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1878819
                      (IRS employer identification number)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              ------------------

             XM Satellite Radio Holdings Inc. 1998 Shares Award Plan
                            (Full Title of the Plan)

                              ------------------

                            Joseph M. Titlebaum, Esq.
              Senior Vice President, General Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004- 1109

                              ------------------

                                             CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                 Amount         Proposed Maximum     Proposed Maximum      Amount of
           Title of securities                   to be           Offering Price     Aggregate Offering   Registration
             to be registered                Registered(1)       per Share (2)         Price (1)(2)       Fee (1)(2)
---------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $.01 per       2,324,300           $32.50            $75,539,750          $19,640.34
share
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================

(1) The Registrant is registering 2,324,300 shares of its Class A common stock, par value $.01 per share ("Common Stock") for issuance pursuant to its 1998 Shares Award Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Common Stock on July 26, 2000 as reported on the Nasdaq National Market.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to, among other plans, the XM Satellite Radio Holdings Inc. 1998 Shares Award
Plan: Registration Statement No. 333-92049, filed on December 3, 1999 and Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999.

                               EXPLANATORY NOTE

     As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to, among other plans, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan: Registration Statement No. 333-92049, filed on December 3, 1999 and Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999.

     On March 9, 2000, the Board of Directors of XM Satellite Radio Holdings Inc. (the "Company") approved and adopted an amendment to the Company's 1998 Shares Award Plan (the "Plan") to increase the number of shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company reserved under the Plan by 2,324,300 from 2,675,700 to 5,000,000. This increase was needed to have options available in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The Company's stockholders approved the amendment to the Plan at the annual meeting of stockholders held on May 31, 2000. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 5,000,000, of which 2,324,300 shares are being registered hereunder.

     A complete description of the amendment to the Plan is included in the Company's definitive proxy statement on Schedule 14A dated April 25, 2000, with respect to the Company's annual meeting of stockholders held on May 31, 2000.

Item 8.           Exhibits.

   Exhibit
     No.                                Exhibit
     ---                                -------

     4.1 XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended.

     5.1        Legal Opinion of Hogan & Hartson L.L.P.

    23.1        Consent of KPMG LLP, independent certified public accountants.

    23.2        Consent of Hogan & Hartson L.L.P (included in Exhibit 5.1).

    24.1        Power of Attorney (included on signature page).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 28, 2000.



                                   XM SATELLITE RADIO HOLDINGS INC.


                                   By: /s/ Hugh Panero
                                      --------------------------------------
                                       Hugh Panero
                                       President and Chief Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero, Heinz Stubblefield and Joseph M. Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Name                                         Title                                     Date
              ----                                         -----                                     ----
/s/ Hugh Panero                           President, Chief Executive Officer and          July 28, 2000
-------------------------------           Director                                        -------------------------
Hugh Panero                               (Principal Executive Officer)

/s/ Heinz Stubblefield                    Senior Vice President and Chief Financial       July 28, 2000
-------------------------------           Officer (Principal Financial and Accounting     -------------------------
Heinz Stubblefield                        Officer)

/s/ Gary M. Parsons                       Chairman of the Board of Directors              July 28, 2000
-------------------------------                                                           -------------------------
Gary M. Parsons

_______________________           Director
Nathaniel A. Davis

/s/ Thomas J. Donohue
_______________________           Director             July 28, 2000
Thomas J. Donohue

_______________________           Director
Randall T. Mays

/s/ Randy S. Segal
_______________________           Director             July 28, 2000
Randy S. Segal

/s/ Jack Shaw
_______________________           Director             July 28, 2000
Jack Shaw

/s/ Dr. Rajendra Singh
_______________________           Director             July 28, 2000
Dr. Rajendra Singh


_______________________           Director
Ronald L. Zarrella